EXHIBIT 1(b)

                          TAX-MANAGED GROWTH PORTFOLIO

                        AMENDMENT TO DECLARATION OF TRUST

                             Effective May 14, 1997


     AMENDMENT, effective May 14, 1997, to the Declaration of Trust made October 23, 1995 (hereinafter called the "Declaration") of Tax-Managed Growth Portfolio, a New York trust (hereinafter called the "Trust").

     This  AMENDMENT  to  the   Declaration  of  Trust  is  being  made  by  the
undersigned, a majority of the Trustees in office as of the date of this AMENDMENT, pursuant to Section 10.4 of the Declaration, to conform the Declaration to the requirements of applicable federal law and regulations. The Trustees have found that the changes effected by this AMENDMENT are necessary and appropriate and do not have a materially adverse effect on the financial interests of the Holders.

     NOW, THEREFORE, the undersigned Trustees do hereby amend the Declaration in the following manner:

     1. ARTICLE VI Interests is hereby amended by the addition of a Section 6.4 as follows:

          6.4 Total Number of Holders. Notwithstanding anything in this Declaration to the contrary, the total number of Holders (as determined under Treasury Regulations Section 1.7704-1(h)(3)) shall not exceed 100, unless the Trust shall have obtained a ruling from the U.S. Internal Revenue Service to the effect that the admission of additional Holders would not cause the Trust to be considered a "publicly traded partnership" within the meaning of Section 7704 of the Code. In determining the number of Holders for purposes of this limitation, each person owning Trust interests through an entity that would be treated as a partnership, grantor trust, or S corporation for U.S. federal income tax purposes shall be counted as a Holder if substantially all of such entity" assets consist of direct or indirect Trust interests.

     2. ARTICLE VIII Determination of Book Capital Account Balances and Distributions is hereby amended by the addition of a Section 8.4 as follows:

          8.4  Signature on Returns; Tax Matters Partner

          (a) Eaton Vance Management shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Holder to sign such documents, in which case such documents shall be signed by Eaton Vance Management.

          (b) Eaton Vance Management shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

     IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 23rd day of June, 1997.


/s/  Landon T. Clay                          /s/  Donald R. Dwight
-------------------------------              -----------------------------------
     Landon T. Clay                               Donald R. Dwight


/s/  James B. Hawkes                         /s/  Samuel L. Hayes, III
-------------------------------              -----------------------------------
     James B. Hawkes                              Samuel L. Hayes, III


/s/  Norton H. Reamer                        /s/  John L. Thorndike
-------------------------------              -----------------------------------
     Norton H. Reamer                             John L. Thorndike


                         /s/  Jack L. Treynor
                         ------------------------------
                              Jack L. Treynor



                                       2